Ankura Consulting Group, LLC's Consent	EXHIBIT 23.2

Ankura Consulting Group, LLC ("Ankura") hereby consents to the use of Ankura's name and the reference to Ankura's reports in this Annual Report on Form 10-K of Dow Inc. and The Dow Chemical Company for the year ended December 31, 2025, and the incorporation by reference thereof in the following Registration Statements of Dow Inc. and The Dow Chemical Company:

DOW INC.

Form S-3:

Nos.	333-230668
333-265556
333-288028

Form S-8:

Nos.	333-220352-01
333-230680
333-230681
333-255472
333-255473

THE DOW CHEMICAL COMPANY

Form S-3:

Nos.	333-265556-01
333-288028-01

Form S-4:

Nos.	333-234108

Form S-8:

Nos.	33-61795
333-40271
333-91027
333-103519
333-220352

/s/ AMY BROCKMAN
Amy Brockman
Senior Managing Director
Ankura Consulting Group, LLC
February 3, 2026

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